Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2003, except for Note F as to which the date is June 23, 2003, relating to the consolidated financial statements of Sanofi~Synthelabo included in its Annual Report (Form 20-F) for the year ended December 31, 2002 filed with the Securities Exchange Commission.

Paris, France
July 22, 2003

Ernst & Young Audit


/s/ Jean-Claude Lomberget                            /s/ Valerie Quint
-------------------------                            -----------------
Jean-Claude Lomberget                                Valerie Quint